                                                                    Exhibit 23.1

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 19, 1999 (except Note 15, as to which the date is January 12, 2000) in the Registration Statement (Form S-4) and related Prospectus of Source Media, Inc. for the offer to exchange common stock for Source Media, Inc. 12% Senior Secured Notes due 2004.

Dallas, Texas                                              /s/ Ernst & Young LLP
January 18, 2000